UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Purchase Agreements

On March 26, 2019, Syndax Pharmaceutics, Inc. (the “Company”) entered into a securities purchase agreement with Biotechnology Value Fund, L.P. (“BVF”), Adage Capital Partners, LP and other leading life sciences investors (the “Initial Purchasers”), relating to the issuance and sale of 1,866,666 shares of its common stock, par value $0.0001 per share (“Common Stock”) and pre-funded warrants to purchase 2,500,000 shares of Common Stock (the “Pre-Funded Warrants”). The Company sold the shares of Common Stock and Pre-Funded Warrants together with two series of warrants, Series 1 Warrants and Series 2 Warrants, to purchase an aggregate of 4,366,666 shares of the Company’s Common Stock (the “Series Warrants”). The Pre-Funded Warrants enable the holder to make a cash investment in the Company without increasing its beneficial ownership in the Common Stock because the shares of Common Stock underlying the Pre-Funded Warrant are not issued until the warrant is actually exercised. The Pre-Funded Warrants are exercisable immediately upon issuance at an initial exercise price of $0.0001 per share and have a term of 20 years. The shares of Common Stock and Pre-Funded Warrants, and the accompanying Series Warrants are immediately separable and were issued separately.

On March 28, 2019, the Company entered into an additional securities purchase agreement with 683 Capital Partners, LP (together with the Initial Purchasers, the “Purchasers”), relating to the issuance and sale of 228,373 shares of Common Stock. The Company sold the shares together with Series Warrants to purchase an aggregate of 228,373 shares of the Company’s Common Stock. The shares of Common Stock and the accompanying Series Warrants are immediately separable and were issued separately.

The Series Warrants are immediately exercisable. Each Series 1 Warrant has an initial exercise price of $12.00 per share of Common Stock and each Series 2 Warrant has an initial exercise price of $18.00 per share of Common Stock, in each case subject to certain adjustments. The Series Warrants expire on the earlier of (i) 90 days following the Company’s confirmation to holders of the Company’s release of positive data confirming the achievement of the specified primary endpoint of overall survival benefit in the E2112 clinical trial in breast cancer patients, or (ii) December 31, 2020.

If, prior to the expiration date of the Series Warrant, the Company sells additional capital stock or derivative securities convertible into or exercisable for capital stock (other than Exempted Securities as defined in the Series Warrant) in one or more related transactions primarily for the purpose of raising capital at a Weighted-Average Price (as described below) below $12.00 per share, then the initial exercise price of the Series Warrants will be automatically reset upon exercise to an exercise price (the “Adjusted Exercise Price”) that is the midpoint between the initial exercise price and the lowest Weighted-Average Price per share at which the Company sells capital stock or derivative securities convertible into or exercisable for capital stock in a subsequent offering prior to the exercise date; provided, however, that the Adjusted Exercise Price will not be reduced below $6.00 per share. The Weighted-Average Price shall be calculated as the weighted-average common stock equivalent price of the equity securities sold in such transaction(s) (excluding any derivative securities with an exercise or conversion price that is above the closing sale price as of the time of pricing such offering(s)). In no event will the exercise price for the Series Warrants be adjusted more than once pursuant to this adjustment mechanism.

The offering price for the securities is $6.00 per share (or $5.9999 for each Pre-Funded Warrant). The aggregate gross proceeds to the Company from this offering were approximately $27.6 million, excluding any proceeds the Company may receive upon exercise of the Pre-Funded Warrants and Series Warrants. No underwriter or placement agent participated in the offering.

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants and Series Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s Common Stock.

The offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-217172), as previously filed with the Securities and Exchange Commission, and a related prospectus.

The securities purchase agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the purchase agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The purchase agreements, form of Pre-Funded Warrant and the form of Series Warrant are filed as Exhibit 1.1, Exhibit 1.2, Exhibit 4.1 and Exhibit 4.2, respectively, and the description of the terms of the purchase agreements, the Pre-Funded Warrants and the Series Warrants are qualified in their entirety by reference to such exhibit. A copy of the opinions of Cooley LLP relating to the legality of the issuance and sale of the shares, Pre-Funded Warrants and Series Warrants are attached as Exhibit 5.1 and Exhibit 5.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Series Warrant

4.2	Form of Pre-Funded Warrant

5.1	Opinion of Cooley LLP

5.2	Opinion of Cooley LLP

10.1	Purchase Agreement between the Company and the Purchasers, dated March 26, 2019.

10.2	Purchase Agreement between the Company and the Purchaser, dated March 28, 2019.

23.1	Consent of Cooley LLP (contained in Exhibits 5.1 and 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Luke J. Albrecht
Luke J. Albrecht
General Counsel and Corporate Secretary

Dated: March 29, 2019